 Amendment to the Master Agreement for Joint Collaboration Dated
                               November 14,1997
                           (hereinafter "Agreement")



                                    between



     fonix corporation. Salt Lake City. Utah, U.S.A. (hereinafter "fonix")

                                      and

Siemens Aktiengesellschaft Berlin and Munchen, Germany (hereinafter "Siemens")



Pursuant to paragraph 3.2 of the Agreement, 2,000,000 DM of the 5,000,000 DM which Siemens shall pay to fonix upon execution of the First Statement of Work shall be allocated to the purchase of fonix common stock. The Parties hereby agree to prolong the Period in which Siemens may purchase such fonix common stock from ninety (90) days from the date of the Agreement to hundred and twenty
(120) days from the date of the Agreement.

Further the Parties agree, that either Siemens or Siemens Microelectronics Inc., Cupertino shall be entitled to exercise the warrants for the acquisition of shares of fonix stock and/or to purchase fonix common stock as stipulated in paragraph 3.2 of the Agreement

The other terms and conditions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives on the dates specified below:



Date: 13 Feb 1998                       Date: 5 Feb 1998
fonix corporation                       Siemens Aktiengesellschaft

/s/ Roger D. Dudley                     /s/ signature illegible
--------------------------              ----------------------------------
Roger D. Dudley